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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION


                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
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                  (Originator of the Trust referred to herein)
             (Exact name of registrant as specified in its charter)

                      CHASE CREDIT CARD OWNER TRUST 2001-4
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                             (Issuer of Securities)

       United States                      333-74303              22-2382028
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(State or other jurisdiction       (Commission File Number)    (IRS Employer
      of incorporation)                                      Identification No.)


      White Clay Center Drive, Building 200, Newark, Delaware      19711
      -------------------------------------------------------   ---------
               (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:  (302) 575-5000

If this Form relates to the             If this Form relates to the registration
registration of a class of debt         of a class of debt securities and is to
securities and is effective upon        become effective simultaneously with the
filing pursuant to General              effectiveness of a concurrent
Instruction A (c) (1) please            registration statement under the
check the following:   [ ]              Securities Act of 1933 pursuant to
                                        General Instruction A (c) (2) please
                                        check the following: [X]

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Securities to be registered to Section 12(b) of the Act:

     Title of each Class                Name of each Exchange on which
     to be registered                   each Class is to be registered

     ----------------                   ------------------------------

     ----------------                   ------------------------------




Securities to be registered pursuant to Section 12 (g) of the Act:

              Class A Fixed Rate Asset Backed Notes, Series 2001-4
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                                (Title of Class)

            Class B Floating Rate Asset Backed Notes, Series 2001-4
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                                (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered:

         The Registrant has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (file no. 333-74303) with respect to the securities being registered hereunder, and has filed with the Commission pursuant to Rule 424 (b) under the Securities Act of 1933, as amended, the final form of the prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectus is hereby incorporated by reference herein.

Item 2.  Exhibits

1.       Form of Pooling and Servicing Agreement.*




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* Incorporated by reference to the Registrant's Registration Statement


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                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  February 27, 2002

                                            Chase  Manhattan Bank USA,  National
                                            Association,  as Administrator


                                            By:  /s/ Patricia Garvey
                                                 -------------------------------
                                            Name:    Patricia Garvey
                                            Title:   Vice President